Exhibit 99.2

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.
 CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009
(UNAUDITED)

Page(s)
Consolidated Balance Sheets as of December 31, 2009 (Unaudited) and September 30, 2009 (Audited)	1
Consolidated Statements of Income and Comprehensive Income For the Three Months Ended December 31, 2009 (Unaudited) and December 31, 2008 (Unaudited)	2
Consolidated Statements of Stockholders’ Equity as of December 31, 2009 (Unaudited)	3
Consolidated Statements of Cash Flows For the Three Months Ended December 31, 2009 (Unaudited) and December 31, 2008 (Unaudited)	4
Notes to the Consolidated Financial Statements (Unaudited)	5-10

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Balance Sheets
(Expressed In U.S. Dollars)

	December 31,2009 (Unaudited)	September 30, 2009 (Audited)

ASSETS
Current Assets:
Cash	$1,685,157	$1,201,160
Accounts receivables, net	30,027	74,926
Amount due from stockholders	-	-
Inventories	3,526,893	5,422,516

Total current assets	5,242,077	6,698,602

Property and equipment, net	6,653,046	6,782,053
Construction in progress	2,114,959	269,220
Biological assets, net	777,226	747,969

Total assets	14,787,308	14,497,844

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	282,592	577,891
Accrued expenses and other current liabilities	34,361	47,084
Amounts due to stockholders	775,124	2,303,270

Total current liabilities	1,092,077	2,928,245

Total liabilities

Commitments and contingencies		-

Equity:
Southern China Livestock International Inc.’ equity:
Common stock($.001 par value; 10,000,000 shares authorized
shares issued and outstanding as of December 31, 2009 and
September 30, 2009)	10,000	10,000
Additional paid in capital	2,701,959	2,701,959
Appropriation of retained earnings(reserves)	2,563,401	2,563,401
Accumulated other comprehensive income	2,186,093	2,184,852
Noncontrolling interest	178,734	135,920
Retained earnings	6,055,044	3,973,467

Total equity	13,695,231	11,569,599

Total liabilities and equity	$14,787,308	$14,497,844

See accompanying notes to consolidated financial statements.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Income and Comprehensive Income
(Expressed In U.S. Dollars)

	Three months ended December 31,
	2009	2008

Sales	$11,377,724	$9,208,087
Cost of sales	9,468,686	7,281,185

Gross profit	1,909,038	1,926,902

Operating expenses:
Selling expenses	(5,765)	(11,742)
General and administrative expenses	(102,466)	(135,516)

Income from operations	1,800,807	1,779,644

Government subsidies	263,627	-
Other income	59,957	52,827

Profit before income taxes	2,124,391	1,832,471

Income taxes (note 9)	-	-

Net income	2,124,391	1,832,471
Less: net income attributable to the noncontrolling interest	(42,814)	(36,764)
Net income attributable to Southern China Livestock International Inc.	2,081,577	1,795,707

Other comprehensive income(loss)	1,241	(37,290)

Total comprehensive income	$2,082,818	$1,758,417
Earnings per share attributable to Southern China Livestock International Inc.’s common shareholders:
Basic	$0.21	$0.18
Diluted	$0.21	$0.18

Weighted average common shares outstanding
Basic	10,000,000	10,000,000
Diluted	10,000,000	10,000,000

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Stockholders’ Equity
(Expressed In U.S. Dollars)

				Appropriation of Retained		Accumulated Other
	Common Stock		Paid In	Earnings	Retained	Comprehensive	Noncontrolling’
	shares	amount	Capital	(reserves)	Earnings	Income s	Interest	Equity
Balance at October 1, 2008	-	$-	2,691,959	1,103,867	11,465,728	2,220,990	253,256	17,735,800

Issuance of ordinary shares	10,000,000	10,000	(10,000)	-	-	-	-	-
Capital injection		-	20,000	-	-	-	-	20,000
Transfer to reserve		-	-	1,459,534	(1,459,534)	-	-	-
Foreign currency translation adjustment		-	-	-	-	(36,138)		(36,138)
Net income		-	-	-	7,031,348		143,362	7,174,710
Dividend paid		-	-	-	(13,064,075)		(260,698)	(13,324,773)

Balance as of September 30, 2009	10,000,00	10,000	2,701,959	2,563,401	3,973,467	2,184,852	135,920	11,569,599

Balance at October 1, 2009	0

Foreign currency translation adjustment		-	-	-	-	1,241		1,241
Net income		-	-	-	2,081,577		42,814	2,124,391

Balance as of December 31, 2009	10,000,000	$10,000	2,701,959	2,563,401	6,055,044	2,186,093	178,734	13,695,231

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Cash Flows
(Expressed In U.S. Dollars)
	Three months ended December 31,
	2009	2008

Cash flows from operating activities:
Net income	$2,124,402	$1,832,472
Adjustments for
Depreciation and amortization	314,655	308,197
Gain on disposal of biological assets	(96,049)	(59,970)
Changes in operating assets and liabilities:
Accounts receivable	44,911	(5,745)
Inventories	1,896,369	322,685
Accounts payable	(295,384)	66,172
Accrued expenses and other liabilities	(12,730)	12,617

Net cash provided by operating activities	3,976,174	2,476,428

Cash flows from investing activities:
Purchase of biological assets	(92,389)	-
Proceeds from disposal of plant and equipment	(145,804)	(318,446)
Proceeds from disposal of biological assets	120,226	69,522

Net cash (used in) generated from investing activities	(117,967)	(248,924)

Cash flows from financing activities:
Proceeds from loans from stockholders
Repayment of loans from stockholders	(3,374,322)	(3,472,418)
Dividend paid	-	(1,702,686)

Net cash used in from financing activities	(3,374,322)	(5,175,104)

Net increase (decrease) in cash	483,885	(2,947,600)
Effect of foreign exchange rate changes	112	(4,957)

Cash, beginning of period	1,201,160	3,551,320

Cash, end of period	$1,685,157	$598,763

Supplementary cash flow disclosure:
Interest paid	-	-
Taxes paid	-	-

See accompanying notes to consolidated financial statements

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Cash Flows
(Expressed In U.S. Dollars)

NOTE 1 ---ORGANIZATION AND PRINCIPAL ACTIVITIES

Southern China Livestock International Inc. (“SCLI”) was incorporated under the laws of the State of Nevada on July 28, 2009. SCLI and its subsidiaries are principally engaged in the business of breeding and raising commercial hogs in PRC.

Details of SCLI’s subsidiaries as of December 31, 2009 were as follows:

		Date of	Beneficial
	Place of	incorporation or	ownership
Company name	incorporation	establishment	interest

Mayson International Services Limited	BVI	July 25,2008	100%
Mayson Enterprises Services Limited	BVI	July 25,2008	100%
Mayson Holdings Limited	Hong Kong, PRC	July 14, 2008	100%
Beijing Huaxin Tianying Livestock Technology Co., Ltd	Beijing, PRC	September 9, 2008	100%
Jiangxi Yingtan Huaxin Livestock Co., Ltd	Jiangxi, PRC	April 8, 2005	99%
Yujiang Fengyuan Livestock Co., Ltd	Jiangxi, PRC	August 4, 2003	98.01%
Yingtan Yujiang Zhongtong Swine Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%
Yujiang Xianyue Livestock Feeds Co., Ltd	Jiangxi, PRC	August 16, 2001	98.01%
Jiangxi Yingtan Fuxin Development and Trade Co., Ltd	Jiangxi, PRC	March 31, 1999	98.01%
Yingtan Livestock Feeds Development Co., Ltd	Jiangxi, PRC	December 29, 1995	98.01%
Yujiang Xiangying Swine Co., Ltd	Jiangxi, PRC	January 11, 2001	98.01%
Yujiang Decheng Livestock Co., Ltd	Jiangxi, PRC	October 27, 2003	98.01%

On July 25, 2008, Mayson International Services Limited (“Mayson International”) was incorporated in the British Virgin Islands ("BVI") as a limited liability which was held 100% equity interest by SCLI. On the same day Mayson Enterprises Services Limited (“Mayson Enterprises”) was incorporated in the British Virgin Islands ("BVI") as the wholly owned subsidiary of Mayson International.

Mayson Holdings Limited(“Mayson Holdings”) was incorporated on July 14, 2008 under the laws of Hong Kong Special Administrative Region of the PRC as the wholly owned subsidiary of Mayson Enterprises. Beijing Huaxin Tianying Livestock Technology Co., Ltd (“Beijing Huaxin”) was incorporated on September 9, 2008 as a limited liability company under the PRC laws. Beijing Huaxin is a wholly foreign-owned enterprise under the PRC laws, with its 100% equity interests being held by Mayson Holdings.

On August 26, 2008, Beijing Huaxin acquired 99% of the equity interest of Jiangxi Yingtan Huaxin Livestock Co., Ltd (“Jiangxi Huaxin”) which owned 98.01% of the equity interest ofYujiang Fengyuan Livestock Co., Ltd, Yingtan Yujiang Zhongtong Swine Co., Ltd, Yujiang Xianyue Livestock Feeds Co., Ltd, Jiangxi Yingtan Fuxin Development and Trade Co., Ltd, Yingtan Livestock Feeds Development Co., Ltd, Yujiang Xiangying Swine Co., Ltd and Yujiang Decheng Livestock Co., Ltd(collectively, “Seven Subsidiaries) which are the main operating entities.

NOTE 2 --- BASIS OF PRESENTATION

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all the necessary adjustment not recorded in the books and records of the Company’s subsidiaries.

The consolidated financial statements include the financial statements of SCLI and all its subsidiaries. All transactions and balances between the SCLI and its subsidiaries have been eliminated upon consolidation.   As all of the above entities are under common control, they have been consolidated based on their carrying values for both years. Accordingly no goodwill or adjustments to fair values have been recorded.

Subsequent events have been reviewed up to March 10, 2010

NOTE 3 --- NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying interim unaudited consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the year ended September 30, 2010. Interim unaudited consolidated financial statements should be read in conjunction with the Company’s annual audited financial statements.

NOTE 4 --- USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates reflected in the Company’s financial statements include collectibility of account receivable, value of live hogs, useful lives and impairment of property and equipment. Actual results when ultimately realized could differ from those estimates and the differences could be material.

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Cash Flows
(Expressed In U.S. Dollars)

NOTE 5 --- INVENTORY

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

Inventories on December 31, 2009 and 2008 consisted of the following:

	December 31, 2009	September 30, 2009

Raw materials	$283,158	$187,593
Live hogs	3,243,735	5,234,923

	$3,526,893	$5,422,516

NOTE 6 --- INCOME TAXES

SCLI is incorporated in United States. The subsidiaries are incorporated in BVI, Hong Kong and PRC. The management and control of the Company is in PRC. The Company is not currently subject to any Income tax either in United States, BVI, Hong Kong or in PRC. As such, at present, no current or future income tax asset or liabilities are recorded in its financial statements.

NOTE 7 --- COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases land (in which the company’s building are locked) office space, employee living space, and certain pigsties under non-cancelable operating leases. The rental expenses under operating leases were $5,937 and $4,415 for the three months ended December 31, 2009 and 2008, respectively. Future minimum rental commitments on December 31, 2009, are as follows:

2010	$12,940
2011	12,940
2012	12,940
2013	12,940
2014	12,940
2015 and then after	260,634

Total	$338,274

SOUTHERN CHINA LIVESTOCK INTERNATIONAL INC.

Consolidated Statements of Cash Flows
(Expressed In U.S. Dollars)

NOTE 7 --- COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEGAL PROCEEDINGS
The Company is not currently a party to, nor are we aware of, any legal proceeding, investigation or claim which, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or results of operations. The Company did not record any legal contingencies as of December 31, 2009.

CONTINGENT LIABILITY
The Companies declared dividends to its stockholders in the amount of $13,329,328 and $9,077,815 for the years ended September 30, 2009 and 2008, respectively. According to the Income Tax Laws in PRC, the Company is required to withhold income tax of 20% on the dividends paid to shareholders, which the Company failed to do. In the event that these taxes cannot be collected from the stockholders, the Company may be liable to pay the unpaid amount of approximate $4.4 million and late payment penalty may be levied in an amount ranging from 50% to maximum 5 times the taxes owing. The Company believes that the likelihood of the taxes and penalties being levied against the company is remote as of the date hereof. In the event that the taxing authorities assess the company for these amounts, they will be recorded as appropriate, depending on whether the these can be recovered from the stockholders or not.